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                                                                   Exhibit 10.28

                                         No. G 550 of the Roll of Deeds for 1998
                                         ---------------------------------------




                                   Transacted


                    in Frankfurt am Main on December 22, 1998


                        Before me, the undersigned notary


                                 DR. PETER GAMON


                        with offices in Frankfurt am Main

      who at the request of the appeared persons had gone to the offices of Bruckhaus Westrick
                                     Heller
                Loeber, Taunusanlage 11, 60329 Frankfurt am Main


appeared today:

1. Dr. Wolfgang Hauser, business address Taunusanlage 11, 60329 Frankfurt am Main, personally known to the notary;

2. Dr. Lucia Magelli, business address Taunusanlage 11, 60329 Frankfurt am Main, identifying herself by presenting her valid identity card.

           The deponent of the first part declared that in the following transaction he was not acting in his own name but in the name and on behalf of

      Day International, Inc., a corporation existing under the laws of the state of Delaware, U.S.A., having its principal business establishment at P.O. Box 338, 130 West Second Street, Dayton, Ohio 45401-0338 (hereinafter referred to as the "Pledgor"), pursuant to a power of attorney dated December 18, 1998, a telefax copy of which was presented to the notary; the deponent declared that he will submit the original without any delay.




           The deponent of the second part declared that in the following transaction she was not acting in her own name but in the name and on behalf of
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      Societe Generale, 1221 Avenue of the Americas, New York, New York 10020
      (hereinafter referred to as the "Administrative Agent"), pursuant to a power of attorney dated December 21, 1998, a telefax copy of which was presented to the notary and a copy of which is attached hereto; the deponent declared that she will submit the original without delay. The Administrative Agent in turn acts for itself and in the name and on behalf of the parties identified in Schedule A attached hereto (hereinafter referred to as the "Pledgees") pursuant to powers of attorney given to the Administrative Agent under the Credit Agreement defined below.

           The deponents requested that this Deed be recorded in the English language and stated that they were in sufficient command of the English language. The notary, who himself is in sufficient command of the English language, verified that the deponents were, in fact, in such sufficient command of the English language.

           The notary asked the appeared persons whether any of his partners or lawyer colleagues in the matter to be recorded acts or acted for any of the parties to this deed (sec. 3 (1) no. 7 Beurkundungsgesetz) outside his notarial function. The answer was negative.

                                       I.

           Acting as aforesaid, the deponents then entered into the following

                             SHARE PLEDGE AGREEMENT
                             ----------------------

                                    WHEREAS:
                                    --------

           Pursuant to the Senior Secured Credit Agreement entered into as of January 13, 1998, between Day International, Inc. as borrower (the "Borrower") and the Lenders (as defined therein) and Societe Generale as Agent (the "Lenders"), the Lenders have agreed to loan or otherwise extend credit to the Borrower (said agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time being hereinafter referred to as the "Credit Agreement").

           The Pledgor is the sole shareholder of Day Germany Holdings GmbH, registered in the commercial register of the lower court Hamburg under HRB 68995 (presently still registered under the name of Heroya Verwaltungsgesellschaft
mbH) (hereinafter referred to as the "Company").
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           The stated capital (hereinafter referred to as the "Stated Capital")
of the Company is DM 50,000, is fully paid in and consists exclusively of one share held by the Pledgor (such share referred to as the "Initial Share").

           To secure the Obligations (as defined in the Credit Agreement) the Pledgor has undertaken to grant to the Pledgees the pledges contemplated by this Deed.

           The reference to the Credit Agreement is for identification of the Obligations only and shall not constitute an incorporation of the provisions of the Credit Agreement into this Share Pledge Agreement.

           NOW, THEREFORE, the Pledgees and the Pledgor agree as follows:




                                    ARTICLE 1

                      Grant of Pledges and Security Purpose
                      -------------------------------------

           1.1 In order to secure the prompt and complete satisfaction of all Obligations (as such term is defined in the Credit Agreement), the Pledgor hereby pledges (verpfaenden) to the Pledgees for their ratable and equally ranking benefit, of the Initial Share a fractional share in the nominal amount of DM 32,500 (being 65 % of the Initial Share), and the Pledgor agrees and hereby pledges to the Pledgees shares or fractional shares amounting to 65 % of all additional shares in the capital of the Company in whatever nominal value which the Pledgor may acquire in the future or which may be issued to the Pledgor in the future in the event of any increase of the stated capital of the Company, assignment, accrual (Anwachsung) or otherwise (hereinafter referred to as the "Future Shares"; the Initial Share and the Future Shares hereinafter collectively referred to as the "Shares", the pledged fraction of the Initial Share and of the Future Shares being referred to as the "Pledged Shares", and each pledge hereinafter referred to as a "Pledge" and collectively the "Pledges").

           1.2 As of the date hereof the Pledgees are anticipated to be the only initial lenders under and in connection with the Credit Agreement and, accordingly, title to the Pledges shall vest solely in the Pledgees. The parties understand that in the event that the Pledgees shall transfer all or part of an Obligation to a third party transferee, the

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respective Pledgee's rights to the Pledges shall transfer to such transferee by operation of law, in accordance with Section 401 of the German Civil Code or, if applicable, such other law as may govern such matters. In the event that such transfer shall not occur by operation of law, the Pledgees undertake to transfer all of their rights hereunder to such transferee by means of an appropriate instrument of transfer.

           1.3 The Pledge shall extend to all present and future rights to receive dividends or any other payments relating to the Pledged Shares (Nutzungspfandrecht). As long as the Administrative Agent has not given notice that any amount secured hereby has not been paid when due, the Pledgor shall be entitled to exercise the voting rights pertaining to the Shares and to receive and to retain any and all dividends, interest paid and distributions in respect of the Pledged Shares, provided that the Pledgor shall turn over to the Administrative Agent (a) any non-cash dividends or other payments relating to the Pledged Shares, (b) any payments made in connection with a total or partial liquidation, merger, transformation, split-off of the Company or otherwise, and
(c) any payments made as a result of a reduction of capital or reserves, which shall be handed over to the Administrative Agent promptly.

           If and as long as any amounts secured hereby have not been paid when due, all rights of the Pledgor to exercise voting rights pertaining to the shares and to receive the dividends, interest paid and distributions which it is authorized to receive and to retain pursuant to the preceding subparagraph shall during the continuance of such non-payment become vested in the Administrative Agent who shall be exclusively authorized (but not obliged) to exercise such voting rights and to receive such dividends, interest paid and distributions on behalf of the Pledgees.

           1.4 Legal title to the Pledge shall vest in the Pledgees jointly (Gemeinschaft zur gesamten Hand), provided that under the Credit Agreement the Administrative Agent has received sole power to exercise all rights and obligations associated with the Pledge as Administrative Agent in accordance with the Credit Agreement, including the right to enforce the Pledge and to amend this Share Pledge Agreement.

           1.5 The validity and effect of each of the Pledges shall be independent from the validity and the effect of any of the other Pledges created hereunder.

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           1.6 The Administrative Agent in the name and on behalf of the
Pledgees hereby accepts the Pledges. Each of the Pledges is in addition, and without prejudice, to any other security the Pledgees may now or hereafter hold in respect of the Obligations.

           1.7 The consent of the Managing Director of the Company required for the pledge of the fractional share pursuant to Section 17 of the Act Concerning Limited Liability Companies (GmbH-Gesetz) is attached hereto as ATTACHMENT 1.7.

                                    ARTICLE 2

                             Enforcement of Pledgees
                             -----------------------

           2.1 To enforce any of the Pledges the Administrative Agent may, if an Event of Default (as defined in the Credit Agreement) has occurred and is continuing, at any time, avail itself of all rights and remedies that a pledgee has upon default of a pledgor under the laws of the Federal Republic of Germany. A certificate by the relevant Pledgee setting forth the amounts due from the Borrower or the applicable Event of Default shall be sufficient evidence for the default in the absence of manifest error. The Pledgees, acting through the Administrative Agent, shall be entitled to have the Shares sold at a public auction without the requirement of a prior enforceable title (vollstreckbarer Titel) or court ruling. The Pledgor hereby expressly agrees that ten (10) days prior written notice to the Pledgor of the place and time of any such public auction shall be sufficient. The public auction may take place at any place in the Federal Republic of Germany.

           2.2 The voting rights associated with the Pledged Shares shall remain with the Pledgor, provided that at such time as the Pledgees are entitled to enforce the Pledge, the Pledgor shall, upon the Administrative Agent's request, grant a power of attorney to the Administrative Agent or its designee giving it the right to exercise the voting rights associated with the Pledged Shares.

           2.3 The proceeds from the enforcement of the Pledges shall be applied against the Obligations in the following order of priority:

                2.3.1 first, to the payment of all costs and expenses of such sale at public auction and the exercise of any right hereunder, including reasonable compensation to the Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Pledgees in connection therewith;
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                2.3.2 second, to the payment of all other Obligations in such order as the Administrative Agent shall elect or as shall be required by the Credit Agreement; and

                2.3.3 third, to the payment to or upon the order of the Pledgor, or to whosoever may be legally entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

           2.4 The Administrative Agent may, in its sole discretion, determine which of several securities granted to it, if applicable, shall be used to satisfy the Obligations.

                                    ARTICLE 3

                           Undertakings of the Pledgor
                           ---------------------------

           3.1 During the term of this Deed and except as otherwise permitted under the terms of the Credit Agreement, the Pledgor undertakes for the benefit of the Pledgees:

                3.1.1 not to dispose of the Pledged Shares or any interest therein, in particular but without limitation, not to sell or create any encumbrance over the Pledged Shares without the prior written consent of the Administrative Agent;

                3.1.2 to refrain from any acts or omissions the purpose or effect of which is or would be that the Pledged Shares cease to exist or an encumbrance is created over them in any way other than as a consequence of and in accordance with this Deed;

                3.1.3 to promptly effect any payments to be made in respect of the Pledged Shares pledged hereunder;

                3.1.4 not to change the Stated Capital without the prior written consent of the Administrative Agent;

                3.1.5 in the event of any increase of the Stated Capital of the Company, unless permitted by the Administrative Agent, not to allow any party other than itself to subscribe to any Future Shares, and not, by modification of the Articles of Association of the Company or otherwise, defeat or impair the rights of the Pledgees created hereunder;
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                3.1.6 to take any action the Administrative Agent may reasonably consider necessary in order to permit the Administrative Agent to exercise, at any time, the rights it holds by virtue of this Deed;

           3.2 In the event that the Administrative Agent should seek to enforce any of the Pledges in accordance with Article 3 hereof, the Pledgor shall, at its own expense, render forthwith all necessary assistance to facilitate the prompt sale of the Pledged Shares and/or the exercise by the Administrative Agent of any other rights the Pledgees may have under the terms of this Deed.


                                    ARTICLE 4

                         Representations and Warranties
                         ------------------------------

           The Pledgor represents and warrants to the Pledgees, such representation and warranty being an independent guarantee (selbstaendiges Garantieversprechen), that the following is true and accurate as of the time of the recording of this Deed:

           4.1 The statements in the recitals of this Deed with respect to the Pledgor and the Company are complete and correct.

           4.2 The Company is a limited liability company duly organized and existing under the laws of the Federal Republic of Germany on the basis of the Articles of Association filed with the Commercial Register.

           4.3 The Pledgor is the legal and beneficial owner of the Shares which are free from any encumbrance and are not subject to other rights of third parties. The Pledgor has the night to freely dispose of the Shares without the consent of any party or any regulatory authority. Such disposition does not violate the rights of any third party or any regulatory orders.

           4.4 The Shares are fully paid up and no repayment of any contributions, whether open or concealed, has taken place. There are no shareholders of the Company other than the Pledgor.

           4.5 No bankruptcy or composition proceedings have been initiated against the Pledgor nor against the Company nor are there any circumstances known to the Pledgor at the date of this Deed which would justify or cause the initiation of such proceedings in the future.

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           4.6 The Pledgor has the power and authority to enter into this Deed and perform its obligations hereunder.

           4.7 There is no purchase option outstanding or in existence in relation to all or part of the Shares, no scheme exists for the purchase or subscription of shares in the Company and more generally there exists no agreement by which the Company has undertaken to issue new shares or securities giving access to the Stated Capital.

           4.8 This Deed, including the choice of German law, is valid and enforceable in accordance with its terms and creates a pledge ranking above the rights that any person may have over the Shares or over the proceeds from any sale of the Shares.

                                    ARTICLE 5

                            Duration and Independence
                            -------------------------

           5.1 Any preliminary satisfaction and subsequent recreation of the Obligations shall not result in the release of the Pledges.

           5.2 This Deed shall create a continuing security and no change or amendment whatsoever in the Credit Agreement or in any document or agreement relating thereto shall affect the validity and the scope of this Deed nor the obligations imposed on the Pledgor pursuant to it.

           5.2 This Deed is independent from any other security or guarantee which may have been given to the Pledgee with respect to any obligation of the Pledgor. None of such other securities shall prejudice, or shall be prejudiced by, or shall be merged in any way with, this Deed.




                                    ARTICLE 6

                                    Defenses
                                    --------

           The Pledgor hereby expressly waives all defenses of voidability and set-off and any other defenses that a pledgor may have under German or foreign law. In case of enforcement of this Deed no rights of the Pledgees shall pass to the Pledgor by subrogation or otherwise unless all of the Obligations have been satisfied. Until then the Pledgees shall be entitled to treat all enforcement proceeds as additional collateral for the Obligations notwithstanding their right to seek satisfaction from such proceeds at any time. Security, if any, provided by a third party shall be transferred by the Pledgees to the Pledgor only if and to the extent such third party has expressly assigned such security to the Pledgor or has expressly approved the transfer by the Pledgees to the Pledgor. This restriction of transfer shall not apply to such collateral security passing on by operation of law.

                                    ARTICLE 7

                          Applicable Law: Jurisdiction
                          ----------------------------

           7.1 This Deed shall be governed by the laws of the Federal Republic of Germany.

           7.2 The courts in Frankfurt am Main shall have non-exclusive jurisdiction in all controversies and enforcement actions arising under or in connection with this Deed. The Pledgees shall also be entitled to take legal action against the Pledgor before any other court of law having jurisdiction over the Pledgor or any of its assets.

           7.3 The Pledgor hereby appoints the Company to act as its agent for the purpose of accepting service of process (Zustellungsbevollmaechtigter) in connection with any enforcement proceedings before any German court. Such appointment shall be deemed to remain in place until the agent is replaced by another person who must be a firm of members of, inter alia, a German bar association (Rechtsanwaltskammer).

                                    ARTICLE 8

                                  Miscellaneous
                                  -------------

           8.1 All reasonable costs (including without limitation notarial fees and reasonable attorney fees), expenses and taxes, if any, properly incurred as a result of the creation, administration and enforcement of the Pledges shall be borne by the Pledgor and shall be paid by the Pledgor to the Administrative Agent or any other entitled party on demand.

           8.2 Changes and amendments of this Deed including this subsection must be made in writing (unless notarial form is required) and signed by each party hereto.

           8.3 If any provision of this Deed should be or become invalid or unenforceable, this shall not affect the validity of the remaining provisions hereof. The invalid or unenforceable provision shall be replaced by such valid and enforceable provision which best meets the intent of the replaced provision.

           8.4 Any notice or other communication under or in connection with this Deed shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.


                                       II.

           The commercial value of the transaction contemplated by this notarial deed was stated to be DM 50.000,-.

                                      III.

The notary advised the persons appearing

- that a pledge is a security instrument of strictly accessory nature (i.e., that it comes into legal existence only if, to the extent that, and as long as, the underlying secured claims do in fact exist and that the owners of the secured claims and the pledgees must be identical);

- that there is no bona fide creation nor rank of a pledge of shares (i.e., the pledgees are not protected if the shares purported to be pledged do not exist, have been previously transferred to a third party or have been previously encumbered for the benefit of a third party);

- that the English original version of this notarial deed will not be acceptable for enforcement but will have to be translated, by a certified translator, into German for such purposes.

The foregoing protocol was read out to the deponents by the notary, approved by the deponents and signed by them and the notary in their own hands as follows: